Exhibit 10.4

GUARANTEE

Among

Each Subsidiary Guarantor Party to the Credit Agreement

in favor of

Société Générale

as Administrative Agent

Dated as of March 1, 2004

GUARANTEE

THIS GUARANTEE (as amended, restated, supplemented or otherwise modified from time to time, (this “Guarantee”), dated as of March 1, 2004 by and among each Subsidiary Guarantor party to the Credit Agreement referred to below, in favor of Société Générale, in its capacity as Administrative Agent for the Lenders from time to time party to the Credit Agreement to guarantee the payment and performance of all of the Obligations of each Credit Party.

Each capitalized term used herein but not otherwise defined has the meaning assigned to such term in the Credit Agreement.

R E C I T A L S

A. Pursant to that certain credit agreement, dated as of February 10, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Atlantic Broadband Finance, LLC, a Delaware limited liability company (“Borrower”), Holdings, the Subsidiary Guarantors listed on the signature pages hereto, the several lenders from time to time party hereto (the “Lenders”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and General Electric Capital Corporation as Co-Syndication Agents, General Electric Capital Corporation as Documentation Agent, Credit Lyonnais as Agent and Société Générale as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have agreed to make to or for the account of the Borrower certain Loans and to issue certain Letters of Credit for the account of the Borrower.

B. It is contemplated that the Borrower or any of the Subsidiary Guarantors may enter into one or more Interest Rate Agreements.

C. Each Subsidiary Guarantor is, pursuant to this Guarantee, among other things, guaranteeing the obligations of the other Credit Parties under the Credit Agreement and the other Credit Documents.

D. Each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Documents and is therefore willing to enter into this Guarantee.

E. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into any Interest Rate Agreement that each Subsidiary Guarantor execute and deliver this Guarantee.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Interpretation. The rules of interpretation specified in the Credit Agreement (including subsection 1.2 thereof) shall be applicable to this Guarantee.

Section 2. Resolution of Drafting Ambiguities. Each Subsidiary Guarantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

Section 3. Guarantee. Each Subsidiary Guarantor hereby guarantees, jointly with the other Guarantors and severally, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Credit Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor hereby agrees that if Borrower or any other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Subsidiary Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(a) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the assertion from any cause of the liability of Borrower, other than the final payment in full in cash of the Obligations; provided that subsequent to the final payment in full in cash of the Obligations other than indemnity and other contingent liabilities not yet due and payable, such Subsidiary Guarantor may additionally assert a defense arising from or in connection with the bad faith, gross negligence or willful misconduct of any Secured Party in respect of an indemnity Obligation. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency and fraudulent conveyances or transfers, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor hereunder would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(b) Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Guarantee or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(c) The guarantee contained in this Guarantee shall remain in full force and effect until all the Obligations of the Credit Parties (other than any indemnity and other contingent obligations not yet due and payable), including the obligations of the Parent Guarantor under the Parent Guarantee of even date herewith, shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

(d) No payment made by Borrower, any of Holdings, any Subsidiary Guarantor, any other guarantor or any other person or received or collected by the Administrative Agent or any Secured Party from any of Borrower, any of Holdings, any Subsidiary Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder, which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Obligations or any payment received or collected from such Subsidiary Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations are paid in full (other than any indemnity and other contingent Obligations not yet due and payable), no Letter of Credit shall be outstanding and the Commitments are terminated.

(e) Each Subsidiary Guarantor agrees that its guarantee hereunder is a guarantee of payment when due, not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account for credit on the books of the Administrative Agent or any other secluded party in favor of the Borrower or any other person.

Section 4. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of the aggregate of any payment made hereunder and by the Parent Guarantor under a Parent Guarantee, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of all Guarantees. The provisions of this Section 4 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by it hereunder.

Section 5. Right of Set-off. In addition to any rights and remedies of the Administrative Agent and each Secured Party provided by law, if an Event of Default exists and is continuing or the Loans have been accelerated, each Subsidiary Guarantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time, without prior notice to any Subsidiary Guarantor, any such notice being waived by each Subsidiary Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness, credits or claims (in each case, in any currency and whether direct or indirect, absolute or contingent, matured or unmatured) at any time owing by, the Administrative Agent or such Secured Party (or any branch or agency thereof) to or for the credit or the account of any Subsidiary Guarantor against any and all Obligations then due and payable by such Subsidiary Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise). Each Secured Party agrees to promptly notify the applicable Subsidiary Guarantor and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 6. No Subrogation; Subordination. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or the set-off or application of funds of such Subsidiary Guarantor by the Administrative Agent or any Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Obligations, nor shall any Subsidiary Guarator be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Loan Parties on account of the Obligations (other than any contingent indemnity Obligations) are paid in full, no Letter of Credit shall be outstanding. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations (other than any contingent indemnity Obligations) shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as is consistent with the Credit Agreement. The payment of any amounts due with respect to any Indebtedness of the Borrower or any Guarantor now or hereafter owing to any Subsidiary Guarantor by reason of any payment by such Subsidiary Guarantor under its guarantee hereunder is hereby subordinated to the prior payment in full in cash of the Obligations (other than any contingent indemnity Obligations). Each Subsidiary Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Borrower or such other Guarantor to such Subsidiary Guarantor until the Obligations shall have been paid in full in cash (other than any contingent indemnity Obligations). If, notwithstanding the foregoing sentence, any Subsidiary Guarantor shall, prior to the indefeasible payment in full in cash of the Obligations (other than any contingent indemnity Obligations), collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of its guarantee contained herein.

Section 7. Amendments, etc. with Respect to the Obligations. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any other Guarantor and without notice to or further assent by any other Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, and the Credit Agreement, the other Credit Documents, any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The obligations hereunder of each Subsidiary Guarantor shall not be affected by any failure by the Administrative Agent or any Secured Party to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Guarantee or any property subject thereto.

Section 8. Guarantee Absolute and Unconditional. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Guarantee or acceptance of the guarantee contained in this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Guarantee; and all dealings between the Borrower and any of the other Credit Parties, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Guarantee. Each Subsidiary Guarantor waives except to the extent that any such waiver would be expressly prohibited by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Each Subsidiary Guarantor understands and agrees that its guarantee contained herein shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance and solely after the final payment in full in cash of the Obligations other than indemnity and other contingent liabilities not yet due and payable, a defense arising from or in connection with the bad faith, gross negligence or willful misconduct of any Secured Party in respect of an indemnity Obligation) which may at any time be available to or be asserted by any Borrower or any other person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of such Subsidiary Guarantor under its guarantee contained herein, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other person or against any collateral security or guarantee for any Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Subsidiary Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other

Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against such Subsidiary Guarantor For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 9. Reinstatement. The guarantee contained herein shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. Each Subsidiary Guarantor agrees that it will indemnify, on a joint and several basis, each Secured Party on written demand (as invoiced in reasonable detail) for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Secured Party.

Section 10. Payments. Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the Administrative Agent’s office.

Section 11. Concerning the Administrative Agent.

(a) The Administrative Agent has been appointed as Administrative Agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action in accordance with this Guarantee and the Credit Agreement. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Guarantee, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Guarantee. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guarantee while it was the Administrative Agent.

(b) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Guarantee and its duties hereunder, upon advice of counsel selected by it.

(c) With respect to any of its rights and obligations as a Lender, the Administrative Agent shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender.

(d) Each Subsidiary Guarantor authorizes the Administrative Agent (on behalf of itself and the other Secured Parties) to (i) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive, release any such security (ii) apply such security and direct the order or manner of sale thereof as if in its sole discretion may reasonably determine and (iii) release or substitute any one ore more endorsers, other guarantors or other obligors. Payment under this Guarantee is secured by the pledges and encumbrances of Collateral pursuant to the Security Agreement in accordance with the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of the Collateral pledged and the right of the respective parties to such property, to secure all the obligations of each Subsidiary Guarantor hereunder.

Section 12. Expenses. Each Subsidiary Guarantor will, upon demand pay to the Administrative Agent the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Administrative Agent may incur in connection with (i) the collection of the Obligations, (ii) the enforcement and administration hereof, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder or (iv) the failure by any Subsidiary Guarantor to perform or observe any of the provisions hereof. All amounts expended by the Administrative Agent and payable by any Subsidiary Guarantor under this Section 12 shall be due upon demand therefor (together with interest thereon accruing at the rate per annum equal to the highest interest rate then payable under the Credit Agreement during the period from, and including, the date on which such funds were so expended to the date of repayment) and shall be part of the Obligations. Each of the Guarantor’s obligations under this Section 12 shall be joint and several and shall survive the termination hereof and the discharge of any Subsidiary Guarantor’s other obligations under this Guarantee, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents.

Section 13. Termination; Release. When all the Obligations (other than contingent indemnification Obligations) have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Guarantee shall terminate. If all of the Capital Stock of any Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Guarantee without any further action. This Guarantee shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

Section 14. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Subsidiary Guarantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Subsidiary Guarantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee or any other Credit Document, no notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

Section 15. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Subsidiary Guarantor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 15.

Section 16. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17. Severability of Provisions. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18. Execution in Counterparts. This Guarantee and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

Section 19. Business Days. In the event any time period or any date provided in this Guarantee ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 20. Relationship. The relationship of the Administrative Agent to any Subsidiary Guarantor hereunder is strictly and solely that of guarantor and secured party and nothing contained in the Credit Agreement, this Guarantee, any Interest Rate Agreement or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Administrative Agent and such Subsidiary Guarantor other than as lender and borrower.

Section 21. Waiver of Stay. Each Subsidiary Guarantor agrees that in the event that it shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or that it shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, the Administrative Agent shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies available to the Administrative Agent as provided in this Guarantee or in any other Credit Document.

Section 22. Additional Guarantors. Pursuant to subsection 7.9 of the Credit Agreement, each Subsidiary that was not in existence or not a Qualified Subsidiary on the date of the Credit Agreement is required, under certain circumstances, to enter into this Guarantee as a Subsidiary Guarantor upon becoming a Qualified Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such a Subsidiary of an instrument (a “Supplement”), in form and substance reasonably satisfactory to the Administrative Agent, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any Supplement adding an additional Subsidiary Guarantor as a party to this Guarantee shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the additional of any new Subsidiary Guarantor as a party to this Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed and delivered by their duly authorized officers as of the date first above written.

ATLANTIC BROADBAND MANAGEMENT, LLC
ATLANTIC BROADBAND (MIAMI), LLC
ATLANTIC BROADBAND (DELMAR), LLC
ATLANTIC BROADBAND (PENN), LLC
ATLANTIC BROADBAND FINANCE, INC.

By:	/s/ Patrick Bratton
Name: Patrick Bratton
Title: Chief Financial Officer

S-1

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:	/s/ Mark Vigil
Name: Mark Vigil
Title: Managing Director

S-2